[EXHIBIT 99.5]


                      INTERNATIONAL LICENSE AGREEMENT

      This Agreement, effective as of June 28, 1996, is made by and between WARNER-LAMBERT COMPANY, a Delaware corporation (hereinafter "WARNER-LAMBERT"), with primary offices located at 201 Tabor Road, Morris Plains, New Jersey 07950, by and through its Parke-Davis Division, and PFIZER INC., a Delaware corporation (hereinafter "PFIZER"), with primary offices located at 235 East 42nd Street, New York, NY 10017-5755. Capitalized terms not otherwise defined herein have the meanings set forth in Section 1.01.

      WHEREAS, WARNER-LAMBERT holds rights in the Territory under Patents, Technical Information and Trademarks pertaining to Atorvastatin;

      WHEREAS, PFIZER has significant experience in the development, marketing, promotion and sale of pharmaceutical products and believes it can make significant contributions to the successful development and commercialization of Atorvastatin outside the United States;

      WHEREAS, WARNER-LAMBERT believes that the arrangements with PFIZER pursuant to this Agreement for the commercialization and market development of Atorvastatin outside the United States are desirable and fully compatible with WARNER-LAMBERT's business objectives;

      WHEREAS, WARNER-LAMBERT and PFIZER are simultaneously with the execution of this International License Agreement executing the International Collaboration Agreement dated as of the date hereof (hereinafter, the "International Collaboration Agreement"); and

      WHEREAS, pursuant to the International Collaboration Agreement, WARNER-LAMBERT has agreed to enter into this Agreement.

      NOW, THEREFORE, for and in consideration of the foregoing and the representations, covenants and agreements contained herein, WARNER-LAMBERT and PFIZER, intending to be legally bound, hereby agree as follows:

                           ARTICLE I - DEFINITIONS

      SECTION 1.01. Definitions. The following capitalized terms shall have the following meanings:

      "Adverse Drug Experience Report" means any oral, written or electronically transmitted report of any "adverse drug experience" as defined or contemplated by 21 C.F.R. 314.80 or 312.32 or their local equivalents, associated with the use of Atorvastatin or any Product.

      "Affiliate" means any Person that directly or indirectly controls or is controlled by or is under common control with WARNER-LAMBERT or PFIZER, as the case may be, but only for so long as said control shall continue. As used herein the term "control" means possession of the power to direct or cause the direction of the management and policies of a Person whether by contract or otherwise.

      "Agreement Years" for each Country means the period commencing on the Launch Date and ending on the last day of Agreement Year Ten.

      "Agreement Year One" with respect to each Country means the period commencing on the Launch Date and ending on the last day of the fourth complete calendar quarter following the Launch Date; "Agreement Year Two" with respect to each Country means the twelve-month period commencing on the first day following the expiration of Agreement Year One; references to Agreement Year Three through Agreement Year Nine mean the successive twelve-month periods thereafter; and Agreement Year Ten means the period commencing on the first day following the expiration of Agreement Year Nine and expiring on the tenth anniversary of the Launch Date.

      "Atorvastatin" means the chemical compound [R-(R*,R*)]-2-(4-fluorophenyl)-b, d-dihydroxy-5-(1-methylethyl)-3-phenyl-4-[(phenylamino) carbonyl]-1H-pyrrole-1-heptanoic acid, calcium salt (2:1) and hydrates thereof.

      "Bulk" has the meaning ascribed to it in Section 5.01(a).

      "Category 1 Country" means a Country set forth under Category 1 on Exhibit A.

      "Category 2 Country" means a Country set forth under Category 2 on Exhibit A.

      "Category 3 Country" means a Country set forth under Category 3 on Exhibit A.

      "Competing Products" means any prescription pharmaceutical product other than the Products (i) where a significant pharmacological action of such product is direct inhibition of HMG-CoA reductase (as demonstrated by at least 50% inhibition of the enzyme activity of HMG-CoA reductase, at a product concentration of 1 micromolar in an in vitro, cell-free HMG-CoA reductase activity assay system) and (ii) with indications for lipid lowering and treatment or prevention of atherosclerosis.

      "Confidential Information" means (i) for WARNER-LAMBERT, all PFIZER Confidential Information and (ii) for PFIZER, all WARNER-LAMBERT
 Confidential Information.

      "Country" means a country listed in Exhibit A.

      "FDA" means the United States Food and Drug Administration.

      "Good Manufacturing Practices" means the regulatory standards and the principles and guidelines of good manufacturing practice, as in effect from time to time, relating to the manufacture of medicinal products including, but not limited to, standards for equipment, facilities, production and quality control established by the applicable Governmental or Regulatory Authority.

      "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, agency, commission, official or other instrumentality of any government or of any federal, state, county, city or other political subdivision thereof.

      "International Co-Promotion Agreement" means the International Co-Promotion Agreement between PFIZER and WARNER-LAMBERT dated of even date herewith.

      "Launch Date" for each Country means the date on which the first Product is first shipped in commercial quantities from the distribution centers of PFIZER or an Affiliate of PFIZER for commercial sale to unaffiliated third parties in such Country, as promptly notified in writing to WARNER-LAMBERT by PFIZER.

      "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any government or Governmental or Regulatory Authority.

      "Losses" means any and all damages, fines, fees, penalties, judgments, deficiencies, losses and expenses (including without limitation interest, court costs, reasonable fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

      "Manufacturing Authorization" means the authorization necessary to Package the Products as granted by the relevant Governmental or Regulatory Authorities.

      "Marketing Authorization" means the authorization necessary to sell the Product in the applicable Country as granted by the relevant
 Governmental or Regulatory Authorities.

      "Net Sales" for each Country means the aggregate sales of PFIZER and its Affiliates of Products to unaffiliated third parties in the relevant Country (but not including sales between Pfizer and its Affiliates), less
 (i) bad debts related to the Products, and (ii) sales returns and allowances, including, without limitation, trade, quantity and cash discounts and any other adjustments, including, but not limited to, those granted on account of price adjustments, billing errors, rejected goods, damaged goods, recalls, returns, rebates, chargeback rebates, fees, reimbursements or similar payments given or granted to wholesalers or other distributors, buying groups, health care insurance carriers or other institutions, freight and insurance charges billed to the customers, customs or excise duties, sales tax and other taxes (except income taxes) or duties relating to sales, and any payment in respect of sales to any Governmental or Regulatory Authority, all as determined in accordance with generally accepted accounting principles on a basis consistent with PFIZER's audited financial statements, except for such items that may be reclassified to comply with the foregoing definition.

      "Packaging" means activities relating to filling/blistering, labeling, packaging, and finishing the Products, including, but not limited to, purchasing packaging materials, quality control, release and storage and the tests and analyses conducted in connection therewith.

      "Patents" means those patents identified in, and the patents issuing from the applications listed in, Exhibit C to the International
 Collaboration Agreement.

      "Person" means any natural person, corporation, general partnership, limited partnership, joint venture, proprietorship or other business organization.

      "PFIZER Confidential Information" means information which has prior to the date hereof been or which at any time hereafter is disclosed in writing and marked "Confidential" (or if disclosed orally, is reduced to writing within thirty (30) days of disclosure) directly or indirectly by PFIZER or by any of its Affiliates or agents or agents of its Affiliates to WARNER-LAMBERT or any of its Affiliates or agents or agents of its Affiliates in connection with this Agreement and which relates to the business of PFIZER.

      "Post-Agreement Year One" with respect to each Country means the twelve month period commencing on the day following either (i) the last day of Agreement Year Ten, or (ii) if earlier terminated pursuant to Section 11.02, the date of termination; "Post Agreement Year Two" and "Post Agreement Year Three" mean the successive twelve month periods thereafter.

      "Price Approval" means, in Countries where Governmental or Regulatory Authorities approve or determine pricing for pharmaceutical products for reimbursement or otherwise, such approval or determination.

      "Products" means all finished pharmaceutical formulations that (i) contain Atorvastatin as the sole active ingredient, or (ii) contain Atorvastatin together with one or more other active ingredients where such combination products have indications for (a) lipid lowering and the treatment or prevention of atherosclerosis or (b) the treatment or prevention of vascular disease, in each case, to be marketed by PFIZER in the Territory during the Agreement Years.

      "Serious Adverse Drug Experience Report" means any Adverse Drug Experience Report that involves an adverse drug experience that is fatal or life-threatening, is permanently disabling, requires in-patient hospitalization, or is a congenital anomaly, cancer or overdose, or any other event which would constitute a "serious" adverse drug experience pursuant to the terms of 21 C.F.R. 314.80 or 312.32 or their local equivalents.

      "Technical Information" means (a) all information and data which is now, or at any time hereafter during the Term of this Agreement shall become, owned or possessed by WARNER-LAMBERT and its Affiliates for the Products which are necessary to apply for Marketing Authorization or Price Approval of the Products in the relevant Country, including, but not limited to, information and data concerning the manufacture, stability, pharmacology, toxicology and clinical use of the Product, (b) any other material medical, clinical, toxicological or other scientific or medical information or data pertaining to the Products which is now, or at any time hereafter during the Term of this Agreement shall become, owned or possessed by WARNER-LAMBERT and its Affiliates, and (c) such other information or data as WARNER-LAMBERT may deem appropriate.

      "Term of this Agreement" for each Country means the period from the date hereof until the expiration of this Agreement in accordance with
 Section 11.01 or earlier termination of this Agreement in accordance with
 Section 11.02.

      "Territory" means all of the Countries.

      "Trademark" has the meaning ascribed to it in Section 2.03.

      "WARNER-LAMBERT Confidential Information" means information which has prior to the date hereof been or which at any time hereafter is disclosed in writing and marked "Confidential" (or if disclosed orally, is reduced to writing within thirty (30) days of disclosure) directly or indirectly by WARNER-LAMBERT or by any of its Affiliates or agents or agents of its Affiliates to PFIZER or any of its Affiliates or agents or agents of its Affiliates in connection with this Agreement and which relates to the business of WARNER-LAMBERT, including, without limitation, any information concerning Atorvastatin or any of its intermediates or the Products.

                            ARTICLE II - LICENSES

      SECTION 2.01. Grant of Licenses. WARNER-LAMBERT grants to PFIZER under the Patents, Technical Information and Trademarks, the following:

      (a) An exclusive license to use and sell Products in each Category 1 Country. For purposes of this sub-clause, "exclusive" means to the exclusion of all other parties in a Country including WARNER-LAMBERT and its Affiliates.

      (b) An exclusive license under the Trademark and a semi-exclusive license under the Patents and Technical Information to use and sell Products in each Category 2 Country. For purposes of this sub-clause, "semi-exclusive" means to the exclusion of all other parties in a Country except WARNER-LAMBERT or an Affiliate of WARNER-LAMBERT.

      (c) An exclusive license under the Trademark and a semi-exclusive license under the Patents and Technical Information to use and sell Products in each Category 3 Country. For purposes of this sub-clause, "semi-exclusive" means to the exclusion of all other parties except WARNER-LAMBERT or an Affiliate of WARNER-LAMBERT (except in Italy where two of WARNER-LAMBERT and its Affiliates may sell the Products) and one additional local licensee which, as of the date hereof, are as follows: (i) in Brazil, AchE LaboratOrios FarmacEuticos S/A, (ii) in Korea, Je Il Pharmaceutical Co., Ltd., (iii) in Italy, one of the companies of the A. Menarini group and (iv) in Spain, Laboratorios Almirall, S.A.

      SECTION 2.02.  Sublicenses. The licenses granted to PFIZER in Section
 2.01 shall include the right to grant sublicenses to its Affiliates, in whole or in part; provided however, that PFIZER shall be responsible for the performance of its Affiliate sublicensee(s) hereunder. The licenses granted to PFIZER in Section 2.01 shall not include the right to grant sublicenses to third parties without the prior consent of WARNER-LAMBERT.

      SECTION 2.03. Trademarks. (a) Subject to clause (d) below, PFIZER shall in each Country sell Products under trademarks searched for availability, designated and owned by WARNER-LAMBERT, and which are reasonably acceptable to PFIZER, for use by PFIZER in such Country (the "Trademarks"); provided, however, that in the event WARNER-LAMBERT has not by December 31, 1996 obtained and designated a Trademark in any Country, then PFIZER shall have the right to obtain a Trademark which is reasonably acceptable to WARNER-LAMBERT in such Country, but shall be required to assign such Trademark to WARNER-LAMBERT.

      (b) WARNER-LAMBERT shall maintain the Trademarks in each Country at its own cost and expense throughout the term of this Agreement. All goodwill deriving from the use by PFIZER of Trademarks will accrue solely and exclusively to WARNER-LAMBERT.

      (c) PFIZER shall use the Trademarks only in accordance with reasonable standards and guidelines communicated by WARNER-LAMBERT from time to time during the Term of this Agreement. PFIZER agrees that its use of the Trademark shall be in a commercially acceptable and responsible manner.

      (d) In Countries where WARNER-LAMBERT sells Products, it shall do so under a single Trademark, except in Italy where it may sell Products under two separate Trademarks. PFIZER shall sell Products in each Country under a single Trademark, except in Category 1 Countries where PFIZER may sell Products under one or more Trademarks; such Trademark may be a WARNER-LAMBERT owned Trademark from a major market outside of such Country, provided that such Trademark is available and that WARNER-LAMBERT shall have consented to such use, such consent not to be unreasonably withheld.

      (e) Immediately upon expiration or termination of this Agreement with respect to any Country, all rights granted to PFIZER hereunder to use the Trademark in such Country shall cease immediately and shall forthwith revert to WARNER-LAMBERT, and PFIZER will discontinue forthwith all use of the Trademark in such Country and shall not thereafter directly or indirectly sell or distribute any products bearing trademarks, names or designs confusingly similar to the Trademark or otherwise use trade names, names or designs confusingly similar to the Trademark (provided, however, that, at WARNER-LAMBERT's option, PFIZER either shall continue customer sales of existing inventories or shall sell such existing inventories back to WARNER-LAMBERT at cost); and will not represent itself in such Country as having been associated with, or a licensee of, WARNER-LAMBERT upon expiration or termination of this Agreement.

      SECTION 2.04. Technical Information. WARNER-LAMBERT shall forthwith upon execution of this Agreement and periodically thereafter promptly disclose to PFIZER all Technical Information which it can legally disclose. Upon expiration or earlier termination of this Agreement PFIZER, its successors, assigns and legal representatives shall use reasonable efforts to collect and return to WARNER-LAMBERT or destroy, at WARNER-LAMBERT's request, all Technical Information obtained by PFIZER pursuant to this Agreement in whatever form it may exist; and shall use its reasonable efforts to prevent the further use of any and all Technical Information without WARNER-LAMBERT's express written consent.

      SECTION 2.05. Cooperation. (a) Subject to the other provisions of this Agreement, the parties agree that the principal objectives of the parties hereunder with respect to Products in each Country in the Territory are to use reasonable efforts to maximize Net Sales and operating income to the parties hereunder and to develop and sponsor various local clinical studies for the Product during the Term of this Agreement.

      (b) In all Countries other than Countries in which WARNER-LAMBERT or its Affiliates sell Products, PFIZER shall seek to produce an operating plan each year that will include product strategy, positioning, research and development expenses, advertising and promotion expenses and detail position by cycle. Each operating plan shall be submitted to the Global Business Subcommittee (as defined in the International Co-Promotion Agreement). PFIZER shall provide WARNER-LAMBERT such other information as WARNER-LAMBERT reasonably may request. The operating plans shall not address sales force incentives or compensation, and each party shall have sole authority and responsibility for designing and executing any such program for its sales force.

      SECTION 2.06. Information Exchange. With respect to all Countries other than Countries in which WARNER-LAMBERT or its Affiliates sell Products, each party shall forthwith upon the execution of this Agreement and thereafter at all times during the Agreement Years promptly disclose to the other party all significant information of which it becomes aware, which it can legally disclose and which it reasonably believes will be important in planning and effecting the detailing, promotion, marketing and sale of the Products in the Territory.

      SECTION 2.07. Product Launch. In Category 2 and Category 3 Countries, WARNER-LAMBERT shall render reasonable assistance to PFIZER to enable PFIZER to launch the Product simultaneously with WARNER-LAMBERT. If, based upon the reasonable opinion of the parties, in such Countries, PFIZER and WARNER-LAMBERT and the third party co-marketer, if any, are unable to all launch the Product within a ten day period, the launch of the Product by the party or parties that are ready to launch earlier will be postponed for a maximum of forty-five days from the date such party or parties were prepared to launch the Product unless all are able to launch within a ten day period prior to the expiration of such forty-five day period.

                 ARTICLE III - REGULATORY AND OTHER MATTERS

      SECTION 3.01. Regulatory Approvals. (a) In all Category 1 Countries and in Brazil and Korea, PFIZER shall exercise reasonable efforts to obtain, as soon as reasonably practicable, the approval by the relevant Governmental or Regulatory Authority of a Marketing Authorization for a Product which includes labeling (consistent with guidelines established by the Operating Committee in accordance with the procedures set forth in
 Section 4.01 of the International Co-Promotion Agreement), indications, warnings, etc. materially equivalent to the provisions of Exhibit C and a Price Approval. In all Category 2 and Category 3 Countries (other than Brazil and Korea), WARNER-LAMBERT shall exercise reasonable efforts to obtain, as soon as reasonably practicable, the approval by the relevant Governmental or Regulatory Authority of a Marketing Authorization for a Product which includes labeling (consistent with guidelines established by the Operating Committee in accordance with the procedures set forth in
 Section 4.01(d) of the International Co-Promotion Agreement), indications, warnings, etc. materially equivalent to the provisions of Exhibit C and a Price Approval; provided, however, that in all Category 2 and Category 3 Countries where the Law mandates that the licensee must obtain the Marketing Authorization and Price Approval, PFIZER will exercise such efforts. The party obtaining such approvals shall bear its own costs in obtaining such Marketing Authorization and Price Approval. Each party shall give the other party reasonable assistance in obtaining such approvals, including without limitation WARNER-LAMBERT's requesting the assessment report and other relevant documentation from the relevant German Governmental or Regulatory Authority for filing with an application for Marketing Authorization in Norway. Each party shall keep the other party informed of negotiations with Governmental or Regulatory Authorities with respect to Price Approvals that it seeks pursuant to this Section
 3.01 and shall notify the other party of the price the filing party intends to accept for Price Approval prior to finalization of such price.

      (b) In any Country where PFIZER is required to obtain the approval by the relevant Governmental or Regulatory Authority of a Marketing Authorization and Price Approval (if applicable) pursuant to clause (a) above or otherwise by agreement with WARNER-LAMBERT, in the event that PFIZER fails to submit an application or file for such approvals as soon as reasonably practicable, but no later than twelve (12) months after receiving all necessary Technical Information from WARNER-LAMBERT, WARNER-LAMBERT shall have the right to terminate this Agreement with respect to such Country.

      (c) PFIZER shall, upon notice and consultation with WARNER-LAMBERT, be entitled at any time to cease permanently the sale of any Product in any Country if continued sale of such Product would be in violation of Laws or if PFIZER in good faith believes that it has an ethically valid reason therefor based on medical or scientific problems concerning such Product.

      (d) WARNER-LAMBERT shall, upon notice and consultation with PFIZER, be entitled at any time to cease permanently the sale of Bulk to PFIZER in any Country if continued sale of the Bulk by WARNER-LAMBERT or Product by PFIZER would be in violation of Laws or if WARNER-LAMBERT in good faith believes that it has an ethically valid reason therefor based on medical or scientific problems concerning such Product.

      (e) WARNER-LAMBERT may terminate this Agreement with respect to any Country upon notice to PFIZER if PFIZER fails to Launch a Product in such Country within twenty-four (24) months after Marketing Authorization, including the indications, warnings etc. materially equivalent to the provisions of Exhibit C, unless Pfizer shall be diligently pursuing a Price Approval (if applicable).

      (f) Subject to the provisions of the International Collaboration Agreement, neither party shall be under any liability whatsoever to compensate the other or make any other payment to the other if (i) Marketing Authorization or Price Approval is not received, (ii) the Marketing Authorization for the first Product in a Country does not include indications, warnings, etc. materially equivalent to the provisions of Exhibit C, or (iii) either party determines to take any of the steps that it is permitted to take pursuant to this Section 3.01; provided, in the case of (i), (ii) and (iii) above, such failure to obtain such Marketing Authorization or Price Approval or indications warnings, etc. in the Marketing Authorization materially equivalent to the provisions of Exhibit C or such cessation of sale shall not be the result of any breach of this Agreement by such party.

      SECTION 3.02. Advertising and Promotion. (a) PFIZER shall bear all of its own costs and expenses of advertising and promoting the Product in each Country. PFIZER shall promote the Product and provide information about the Product to the medical profession through the distribution of advertising and promotional materials, samples of which shall be submitted to WARNER- LAMBERT to enable WARNER-LAMBERT to monitor the medical and technical content of such materials.

      (b) PFIZER shall exercise reasonable efforts in each Country to market, create a demand for and continuously develop sales of the Product, in order to maximize Net Sales and operating income throughout the term of this Agreement.

      SECTION 3.03. Studies. PFIZER shall be free to undertake clinical and other research studies with the Products in the Territory at its own expense, for registration or other purposes, provided that PFIZER shall first submit to WARNER-LAMBERT the protocols relating thereto and allow WARNER-LAMBERT not less than thirty (30) days within which to review and approve such protocols as to their scientific and medical content, which approval shall not be unreasonably withheld. If WARNER-LAMBERT does not respond to PFIZER within such period, approval shall be deemed to have been given. PFIZER shall promptly disclose to WARNER-LAMBERT a copy of reports relating to such approved activities. PFIZER will grant WARNER-LAMBERT a royalty-free, non-exclusive license (without further compensation) to use all results of any such studies with respect to the manufacture, use or sale of the Product.

      SECTION 3.04. Communication with Regulatory Authorities. PFIZER shall, immediately upon receipt of any communication from any Governmental or Regulatory Authority relating to Atorvastatin or any Product, forward a copy or description of the same to WARNER-LAMBERT and respond to all inquiries by WARNER-LAMBERT relating thereto. If PFIZER is advised by its counsel that it must communicate with any Governmental or Regulatory Authority, then PFIZER shall so advise WARNER-LAMBERT immediately and, unless the Law prohibits, provide WARNER-LAMBERT in advance with a copy of any proposed written communication with any Governmental or Regulatory Authority and comply with any and all reasonable direction of WARNER-LAMBERT concerning any meeting or written or oral communication with any Governmental or Regulatory Authority.

      SECTION 3.05. Regulatory Information. Subject to the terms of Section 3.04, each party agrees to provide the other with all reasonable assistance and take all actions reasonably requested by the other party that are necessary or desirable to enable the other party to comply with any Law applicable to Atorvastatin or any Product, including, but not limited to, WARNER-LAMBERT or PFIZER meeting its reporting and other obligations to (i) maintain and update any Marketing Authorizations for the Products and (ii) report Adverse Drug Experience Reports and Serious Adverse Drug Experience Reports to any Governmental or Regulatory Authorities. Such assistance and actions shall include, among other things, keeping the other party informed, commencing within forty-eight hours of notification of any action by, or notification or other information which it receives (directly or indirectly) from, any Governmental or Regulatory Authority, which (a) raises any material concerns regarding the safety or efficacy of any Product, (b) which indicates or suggests a potential material liability for either party to third parties arising in connection with any Product, or (c) which is reasonably likely to lead to a recall or market withdrawal of any Product, provided that neither party shall be obliged to disclose information in breach of any contractual restriction which it could not reasonably have avoided. For purposes of this Section 3.05, each of the events set forth in (a), (b) and (c) of this Section 3.05 shall be defined as a "Material Event". Information that shall be disclosed pursuant to this Section 3.05 shall include, but not be limited to:

      (1) Governmental or Regulatory Authority inspections of manufacturing (including packaging facilities), distribution or other related facilities; inquiries by Governmental or Regulatory Authorities concerning clinical investigation activities (including inquiries of investigators, clinical monitoring organizations and other related parties); any communication from Governmental or Regulatory Authorities involving the manufacture, sale, promotion or distribution of Products or any other Governmental or Regulatory Authority reviews or inquiries relating to Atorvastatin or any of the Products which, in each case, constitute a Material Event; and

      (2) an initiation of any Governmental or Regulatory Authority investigation, detention, seizure or injunction concerning any Product.

      SECTION 3.06. Adverse Drug Experience Reports. (a) Subject to applicable Law, PFIZER shall:

      (i) notify WARNER-LAMBERT of all Serious Adverse Drug Experience Reports (including Serious Adverse Drug Experience Reports occurring in any post-marketing study conducted, sponsored or monitored by PFIZER or WARNER-LAMBERT) within ninety-six hours of the time such Serious Adverse Drug Experience Report becomes known to PFIZER or any of its Affiliates or any employee or agent of PFIZER or any of its Affiliates (the "PFIZER Group"); and

      (ii) notify WARNER-LAMBERT of all Adverse Drug Experience Reports (except for Adverse Drug Experience Reports occurring in a post-marketing study conducted, sponsored or monitored by PFIZER or WARNER- LAMBERT) within thirty days of the time such Adverse Drug Experience Report becomes known to any member of the PFIZER Group; and

      (iii) notwithstanding any other provision of this Section 3.06, use its best efforts to notify WARNER-LAMBERT of all unexpected fatal or life-threatening experiences occurring in connection with an IND study conducted, sponsored or monitored by PFIZER, as defined in 21 C.F.R. 312.32, within twenty-four (but, in no event, later than thirty-six) hours of the time any such experience becomes known to any member of the PFIZER Group; and

      (iv) notwithstanding any other provision in this Section 3.06, notify WARNER-LAMBERT of all other serious and unexpected adverse experiences occurring in connection with an IND study conducted, sponsored or monitored by PFIZER, as defined in 21 C.F.R 312.32, within seventy-two hours of the time any such experience becomes known to any member of the PFIZER Group.

      (b) PFIZER shall notify WARNER-LAMBERT of all Adverse Drug Experience Reports occurring in any post-marketing study conducted, sponsored or monitored by PFIZER when such study is completed in a study report issued to WARNER-LAMBERT in connection therewith. Each such final study report shall be provided to WARNER-LAMBERT within fifteen days of its completion. Except for Adverse Drug Experience Reports occurring in any post-marketing study conducted, sponsored or monitored by PFIZER, notification under this
 Section 3.06 shall be by facsimile and overnight courier and in accordance with instructions to be mutually agreed upon by PFIZER and WARNER-LAMBERT. All follow-up investigations concerning Adverse Drug Experience Reports and Serious Adverse Drug Experience Reports occurring during post-marketing studies shall be conducted by the party initiating, sponsoring or monitoring such study; provided that the results of such follow-up investigations conducted by PFIZER shall be delivered to WARNER-LAMBERT within ninety-six hours of the time such follow-up information is obtained by any member of the PFIZER Group. All other follow-up investigations concerning Adverse Drug Experience Reports and Serious Adverse Drug Experience Reports shall be conducted by WARNER-LAMBERT. PFIZER shall provide all reasonable cooperation with any investigation of any such spontaneous Adverse Drug Experience Report or Serious Adverse Drug Experience Report conducted by WARNER-LAMBERT.

      (c) Subject to Section 3.04, (i) PFIZER shall not disclose any information concerning Adverse Drug Experience Reports or Serious Adverse Drug Experience Reports to any Person or Governmental or Regulatory Authority without the prior consent of WARNER-LAMBERT, and (ii) WARNER-LAMBERT shall have the sole discretion to determine whether any complaint, Adverse Drug Experience Report or Serious Adverse Drug Experience Report must be reported to the FDA or any other Governmental or Regulatory Authority.

      SECTION 3.07. Return of Marketing Authorization Upon Termination or Expiration. Upon expiration or termination of PFIZER's rights in any Country, PFIZER will promptly transfer to WARNER-LAMBERT, a WARNER-LAMBERT Affiliate or a third party designated by WARNER-LAMBERT, all Marketing Authorizations and approvals relating to the Product in the applicable Country as may be required by WARNER-LAMBERT or such party to market the Product in such Country. The transfer fees and any government fees for such transfer will be borne by WARNER-LAMBERT.

      SECTION 3.08. Compliance with Laws. PFIZER hereby covenants to WARNER-LAMBERT as follows:

      (a) During the Term of this Agreement PFIZER shall carry out the packaging and labeling, detailing, storage, distribution, promotion, marketing and sale of the Products and its other obligations or activities hereunder in accordance with (i) the terms of this Agreement, (ii) acceptable pharmaceutical industry practices and (iii) all applicable Laws.

      (b) During the Term of this Agreement PFIZER shall refrain from infringing any patent of any third party in connection with PFIZER's Packaging of the Product in accordance with ARTICLE V hereof.

                       ARTICLE IV - SUPPLY OF PRODUCTS

      SECTION 4.01. (a) Supply Obligations. Subject to the provisions of this Agreement, WARNER-LAMBERT hereby undertakes to supply the Products to PFIZER and PFIZER undertakes to purchase or to procure the purchase from WARNER-LAMBERT all of PFIZER's requirements of Products in bulk tablet form (hereinafter "Bulk") in each Country or, subject to agreement between the parties on terms and conditions to be agreed, in trade packaged form. The parties covenant and agree to comply in all respects with the requirements of EU Directive 91/356 for the Countries in the European Union and to take all necessary and appropriate action in furtherance thereof.

      (b) Specifications. The Bulk shall be manufactured, packaged and supplied hereunder in accordance with all applicable laws and according to the specifications which shall be provided by WARNER-LAMBERT to PFIZER and shall be in accordance with WARNER-LAMBERT's specifications for corresponding Bulk in countries within and outside the Territory. WARNER-LAMBERT shall be entitled at any time to change such specifications in line with changes made with respect to WARNER-LAMBERT's corresponding Bulk in countries within and outside the Territory, provided that any such changes shall not materially adversely affect the quality or efficacy of the Bulk, and provided that WARNER-LAMBERT shall give to PFIZER prior notice of any proposed change in time to allow PFIZER to arrange any necessary modifications to its Marketing Authorizations in the applicable Countries for the affected Bulk.

      (c) Forecasts and Orders. At least three months prior to the commencement of each calendar quarter, PFIZER shall give to WARNER-LAMBERT a forecast of PFIZER's estimated requirements in each Country for rolling twenty-four (24) month periods commencing with such calendar quarter. The twenty-four (24) month forecasts delivered to WARNER-LAMBERT pursuant to the preceding sentence shall represent PFIZER's reasonable provisional estimates of the quantity of the Products that PFIZER will require in each such Country during the twenty-four (24) month period to which such forecast applies and the quantities shown in the forecast for the first three months shall be automatically considered a firm order deliverable at any time during each month, so that no separate purchase orders will be sent by PFIZER. PFIZER may adjust any firm order hereunder at any time prior to the day that is sixty (60) days prior to the first day of the period to which such firm order applies, provided that such adjusted firm order is between eighty percent (80%) and one hundred twenty percent (120%) of the most recent firm order provided to WARNER-LAMBERT pursuant to this Section 4.01(c). WARNER-LAMBERT shall use its reasonable efforts to deliver PFIZER's firm order requirements. Minimum order quantities for Bulk shall be agreed between the parties.

      (d) Prices and Payment

      (i) WARNER-LAMBERT agrees to sell to PFIZER its requirements of Bulk at prices in each Country which will be agreed between the parties from time to time, but which will not, unless otherwise agreed, (i) be greater than the price which would give PFIZER Gross Profit in the applicable Country of less than sixty percent (60%) of Net Sales or (ii) be less than the price which would give PFIZER Gross Profit of greater than seventy-two percent (72%) of Net Sales, calculated in the currency of the Country of sale. For purposes of this sub-clause, "Gross Profit" means Net Sales less the price paid by PFIZER for the Bulk; provided, however, that in no event will WARNER-LAMBERT be required hereunder to sell to PFIZER its requirements of Bulk at a price which is less than WARNER-LAMBERT's actual manufacturing cost plus the costs of freight, insurance, duty and other delivery terms (in each case on a currency adjusted basis), and all applicable taxes paid by WARNER-LAMBERT thereon, except income taxes and recoverable value added taxes.

      (ii) The parties shall calculate and agree on estimated prices of the Bulk (A) in or prior to Agreement Year One based on the projected Net Sales in each Country for such Agreement Year and
            (B) thereafter, based on the Net Sales in each Country during the preceding Agreement Year.

      (iii) The prices for the Bulk agreed between the parties pursuant to subclause (i) above contemplate shipment by WARNER-LAMBERT Delivered Duty Paid (Incoterms 1990) to a PFIZER plant or location designated by PFIZER in each Country, but excluding VAT or other applicable taxes, which will be payable by PFIZER. Unless otherwise agreed, prices shall be stated and payable in local currency. Should any events unforeseen by and beyond the control of the parties occur that alter WARNER- LAMBERT's costs hereunder relating to delivery terms, and materially and detrimentally affect its economic return on the sale of Bulk to Pfizer as contemplated on the date hereof, the parties shall consult together in order to revise the applicable prices and delivery terms on a fair basis so that neither party is unduly prejudiced.

      (iv) Payment will be made to WARNER-LAMBERT within forty-five (45) days of the relevant invoice date or PFIZER's receipt of the Bulk, whichever shall occur later.

      (v) Within sixty (60) days after the end of each Agreement Year, the actual price for the Bulk shall be calculated based upon PFIZER's Net Sales in each Country, and an adjustment of the differences between such actual price and the estimated price for the Bulk originally charged for the Products in each such Country shall be paid by one party to the other as appropriate with respect to all Bulk invoiced to PFIZER during such Agreement Year.

      (vi) WARNER-LAMBERT shall supply PFIZER's reasonable requirements of Bulk in each Country in the Territory (x) for use in promotional samples of Products and studies other than clinical studies specified in subparagraph (y) below at a price per pill of ten percent (10%) of the quotient of (1) Net Sales in the current Agreement Year over (2) the total number of pills of Product sold to unaffiliated third parties in the Territory in such Agreement Year (such procedure for arriving at such price to be analogous to the procedure with respect to price of the Bulk as set forth in Section 4.01(d)(ii)-(v)) and (y) at no cost for use in Products for clinical studies required by appropriate Governmental or Regulatory Authorities for marketing approval, new indications and labeling changes, and approved pursuant to Section 3.03. PFIZER shall use and distribute samples in full compliance with all applicable Laws.

      (e) Failure of Supply. In the event for any reason, including Force Majeure (as hereinafter defined), WARNER-LAMBERT shall be unable in any Country to supply Bulk on a timely basis (in accordance with WARNER-LAMBERT's normal and customary practice), such that as a result, PFIZER is unable to supply on a timely basis (in accordance with PFIZER's normal and customary practice) at least ninety percent (90%) of the orders for Products in such Country, provided that such orders are not materially greater than the corresponding forecast for Bulk given to WARNER-LAMBERT at least nine (9) months prior to such time pursuant to Section 4.01(c), then the following adjustments shall be made to the terms otherwise provided herein:

      (i) If such failure to supply continues for two consecutive months or less, the Agreement Year for such Country in which such failure to supply occurred shall be extended by a length of time equal to two times the number of days during which WARNER-LAMBERT failed to supply Bulk as provided for above.

      (ii) If such failure to supply continues longer than two consecutive months, the Agreement Year for such Country in which such failure to supply occurred shall be extended by a length of time equal to four times the number of days during which WARNER-LAMBERT failed to supply Bulk as provided for above.

      (iii) Provided WARNER-LAMBERT's failure to meet its supply obligations shall not be the result of WARNER-LAMBERT's material breach of its obligations under this Agreement, then sub-clauses 4.01 (e)(i) and 4.01(e)(ii) set forth PFIZER's sole remedy in the event WARNER-LAMBERT fails to meet the supply obligations set forth in this Article IV.

      (iv) In the event for any reason, including Force Majeure, WARNER-LAMBERT shall be unable to supply Bulk on a timely basis, WARNER- LAMBERT shall use reasonable efforts to ensure that it supplies Bulk to all of its licensees, distributors, co-promoters, etc. on a ratably equitable basis.

                       ARTICLE V - PACKAGING BY PFIZER

      SECTION 5.01. Information for Submission. In those Countries where WARNER-LAMBERT holds or will apply for the Marketing Authorization, PFIZER shall promptly provide to WARNER-LAMBERT all information and data necessary to enable WARNER-LAMBERT, when required, to make the submissions to the relevant Governmental or Regulatory Authorities to reflect in the applicable Marketing Authorization the identity of the Person Packaging the Product. PFIZER shall not make any changes or take any actions which will require an amendment to any Marketing Authorization, including but not limited to transfer of any Product to alternative manufacturing facilities or changes in or replacement of equipment, without the prior written consent of WARNER-LAMBERT.

      SECTION 5.02. Compliance with Laws. PFIZER shall Package each Product in accordance with Good Manufacturing Practices and shall comply in all respects with all applicable Laws with respect to the Packaging of each Product.

      SECTION 5.03. Approval of Product Labels, Printed Packaging Materials and Inserts. In each Country, PFIZER shall sell the Product only with labels, printed packaging materials and product inserts whose format and type, including the appearance of the relevant Trademark, has been approved in writing by WARNER-LAMBERT, which approval will not be unreasonably withheld or delayed and shall be deemed to have been given if WARNER- LAMBERT shall not have responded within thirty (30) days of having received samples of said material from PFIZER. Such approval shall be deemed continuing so long as there is no material modification to the prior approved use of the Trademark as used in connection with such labels, printed packaging materials and product inserts.

      SECTION 5.04. Quality Audit. PFIZER shall make that portion of its manufacturing facilities where Products are Packaged and/or stored, including all records and reference samples related to Products, available for inspection by WARNER-LAMBERT during business hours. Records made available for inspection hereunder shall include records relevant to assessing the quality of a Product in the event of a complaint or a suspected defect. Inspections by WARNER-LAMBERT shall be conducted only by qualified personnel of WARNER-LAMBERT or the relevant Governmental or Regulatory Authority and shall be limited to determining whether there is compliance with Good Manufacturing Practices and other requirements of applicable Law.

      SECTION 5.05. Storage. PFIZER shall store all Bulk, work-in-process and finished Products under such conditions that the quality of such materials are not affected and in accordance with instructions provided by WARNER-LAMBERT.

      SECTION 5.06. Regulatory Licenses, Approvals and Consents. PFIZER shall obtain all licenses, consents and authorizations of applicable Governmental or Regulatory Authorities or third parties necessary or desirable in connection with its Packaging activities and shall comply in all material respects with all conditions applicable to any such license, consent, permit or authority.

               ARTICLE VI - INFORMATION CONCERNING THE PRODUCT

      SECTION 6.01. Public Statements. PFIZER and WARNER-LAMBERT shall use reasonable efforts to ensure that no claims or representations in respect of the Products or Atorvastatin or the characteristics thereof are made by or on behalf of it (by members of its sales force or otherwise) that are inconsistent with the Marketing Authorization.

      SECTION 6.02. Ownership. PFIZER shall not represent to any third party that it has any proprietary or property right or interest in the Products, Atorvastatin or in the Patents, the Technical Information or the Trademarks, except for such rights specifically granted to PFIZER under
 Section 2.01. Furthermore, PFIZER acknowledges that it does not have any right, title or interest in the Patents.

      SECTION 6.03. Medical Inquiries. PFIZER shall comply with the directions and policies which WARNER-LAMBERT may reasonably formulate concerning responses to be made to medical questions or inquiries from members of the medical and paramedical professions and consumers regarding the Products and shall, if so requested by WARNER-LAMBERT, provide WARNER-LAMBERT with details of inquiries received and responses given.

      SECTION 6.04. WARNER-LAMBERT Information. (a) WARNER-LAMBERT shall provide PFIZER with information, known to WARNER-LAMBERT, which is relevant or appropriate to enable PFIZER to respond promptly to medical questions or inquiries from members of the medical and paramedical professions and consumers relating to the Products.

      (b) PFIZER will refer all questions and inquiries to which it is unable to respond, using the materials provided by WARNER-LAMBERT pursuant to clause (a) above, to WARNER-LAMBERT.

                           ARTICLE VII - PAYMENTS

      SECTION 7.01. PFIZER Payments. In consideration for the rights granted to PFIZER under this Agreement (including, without limitation, the licenses to use and sell the Products under Section 2.01 and the rights set forth in this Agreement to use the Patents, Trademark, Technical Information and other intangible rights granted hereunder), PFIZER has paid and will pay to WARNER-LAMBERT certain amounts as provided in the International Collaboration Agreement.

      SECTION 7.02. WARNER-LAMBERT Payments. In each Country where termination or expiration of this Agreement has occurred pursuant to
 Section 11.01 or Section 11.02 (for any reason other than PFIZER's material breach) and for so long as WARNER-LAMBERT, its Affiliates or licensees continue to sell the Product in such Country, in each of Post-Agreement Year One, Post-Agreement Year Two and Post-Agreement Year Three, WARNER- LAMBERT shall, as consideration for PFIZER's efforts hereunder, pay to PFIZER an annual amount equal to ten per cent (10%) of the average of Net Sales made in such Country in each of the two complete Agreement Years immediately preceding such expiration or termination payable in four equal quarterly installments on the first day of each calendar quarter; provided, however, that if WARNER-LAMBERT shall cease to sell Product in any such Country during any Post-Agreement Year, the payment related to such year shall be pro-rated and WARNER-LAMBERT shall have no obligation to make further payments pursuant to this Section 7.02 in any subsequent Post- Agreement Year. The parties shall bear equally the cost of hedging any currency risk relating to the payments contemplated in
 Section 7.02.

                   ARTICLE VIII - CONFIDENTIAL INFORMATION

      SECTION 8.01. Confidential Information. Each of PFIZER and WARNER-LAMBERT shall keep the other's Confidential Information with the same degree of care it maintains the confidentiality of its own confidential information. Each party shall not use such Confidential Information for any purpose other than in performance of this Agreement or disclose the same to any other Person other than to such of its employees, agents, advisers, representatives, consultants and counsel who have a need to know such Confidential Information to implement the terms of this Agreement; provided, however, any such consultants shall be subject to confidentiality obligations consistent with those provided herein. The party receiving the Confidential Information (the "Receiving Party") shall advise any employee, agent, adviser, representative, consultant or counsel who receives such Confidential Information of the confidential nature thereof and of the obligations contained in this Agreement relating thereto, and the Receiving Party shall ensure that all such employees, agents, advisers, representatives, consultants and counsel comply with such obligations as if they had been a party hereto. Upon termination of this Agreement, or earlier if so requested in writing by the party disclosing the Confidential Information (the "Disclosing Party"), the Receiving Party shall use reasonable efforts to return or destroy all documents, tapes or other media containing Confidential Information in its possession, except that the Receiving Party may keep one copy of Confidential Information in the Legal Department files of the Receiving Party, solely for archival purposes. Such archival copy shall be deemed to be the property of the Disclosing Party, and shall not be copied or distributed in any manner without the express prior written permission of the Disclosing Party; provided, however, that the Receiving Party shall have the right to disclose any Confidential Information provided hereunder if, in the reasonable opinion of the Receiving Party's legal counsel, such disclosure is necessary to comply with the terms of this Agreement, or the requirements of any Law. The Receiving Party shall notify the Disclosing Party of the Receiving Party's intent to make such disclosure of Confidential Information pursuant to the proviso of the preceding sentence sufficiently prior to making such disclosure so as to allow the Disclosing Party adequate time to take whatever action the Disclosing Party may deem to be appropriate to protect the confidentiality of the information.

      SECTION 8.02. Exceptions. Each of PFIZER and WARNER-LAMBERT shall be relieved of any and all of the obligations of Section 8.01 with respect to a specific item of Confidential Information if:

      (a) such Confidential Information is in the public domain at the time of disclosure hereunder or subsequently comes within the public domain through no fault or action of the Receiving Party or any of its Affiliates; or

      (b) such Confidential Information is in the possession or control of the Receiving Party or any of its Affiliates at the time of disclosure by or on behalf of the Disclosing Party or is independently discovered, after the date of disclosure, by the Receiving Party or any of its Affiliates without the aid, application or use of the Confidential Information, in each such case as evidenced by written records; or

      (c) such Confidential Information is obtained by the Receiving Party from any third party not in violation of any confidentiality obligation to the Disclosing Party.

      SECTION 8.03. Survival. The obligations and prohibitions contained in this Article VIII shall survive the expiration or termination of this Agreement for a period of five (5) years.

                        ARTICLE IX - INDEMNIFICATION

      SECTION 9.01. Indemnification of PFIZER. WARNER-LAMBERT shall indemnify PFIZER in accordance with Section 4.03 of the International Collaboration Agreement.

      SECTION 9.02. Indemnification of WARNER-LAMBERT. PFIZER shall indemnify WARNER-LAMBERT in accordance with Section 4.04 of the International Collaboration Agreement.

      SECTION 9.03. Survival. The provisions of this Article IX shall survive the expiration or termination of this Agreement.

                     ARTICLE X - PATENTS AND TRADEMARKS

      SECTION 10.01. Prosecution and Maintenance of Patents. WARNER-LAMBERT shall make adequate filings for, and prosecute and maintain, all Patents and related applications in the Territory unless WARNER-LAMBERT reasonably believes that any such Patent or related application is not material to the matters contemplated in this Agreement. WARNER-LAMBERT shall consult with PFIZER prior to abandoning any Patents or related applications that are material to the matters contemplated in this Agreement. At PFIZER's reasonable request WARNER-LAMBERT shall advise PFIZER of the status of pending applications, shall provide PFIZER with copies of documentation concerning such applications and shall consult with PFIZER before taking any action materially affecting the scope of patent coverage relating to Products in the Territory. WARNER-LAMBERT shall file all applications and take any other actions necessary to obtain patent extensions and supplementary protection certificates for Patents where available in the Territory unless WARNER-LAMBERT reasonably believes that any such Patent or application is not material to the matters contemplated in this Agreement.

      SECTION 10.02. Patent Infringement. (a) In the event any infringement action shall be brought in any Country against PFIZER or any of its Affiliates because of their use or sale of Products, PFIZER shall promptly notify WARNER-LAMBERT. WARNER-LAMBERT shall, at its sole expense, assume the defense of such action, and PFIZER shall be fully indemnified on account of such action subject to the terms of Section 9.01; provided, however, that such defense and indemnity shall be inapplicable to the extent it relates to a claim which arises from PFIZER's Packaging of the Product in accordance with ARTICLE V hereof.

      (b) If any third party shall, in the reasonable opinion of either party, infringe any of the Patents, such party shall promptly notify the other party.

      (c) If any third party shall infringe any of the Patents in connection with either the manufacture, use or sale of a product in a Country or Countries that has a Material Adverse Effect (as hereinafter defined) on the Products, WARNER-LAMBERT shall bring suit and take such other action as it may determine is reasonably necessary to enjoin, prohibit, or retard such infringement. WARNER-LAMBERT and PFIZER will share the costs and expenses of such suit or action equally. PFIZER shall, at WARNER-LAMBERT's request, cooperate in such suits or actions. Any monetary recovery in connection with such infringement action shall first be applied to reimburse WARNER-LAMBERT and, to the extent PFIZER's assistance or cooperation has been requested by WARNER-LAMBERT, PFIZER, for their out-of- pocket expenses (including reasonable attorneys' fees) in prosecuting such infringement, and WARNER-LAMBERT and PFIZER shall share the balance of such recovery equally. If such recovery is less than such out-of-pocket expenses, reimbursement shall be on a pro-rata basis. In the event of such a Material Adverse Effect, the Agreement Year with respect to the affected Country or Countries in which such infringement occurred shall be extended by the number of days during which such infringement resulted in a Material Adverse Effect on Net Sales in such Country or Countries. For purposes of this Section 10.02(c), "Material Adverse Effect" shall be deemed to occur if sales in a Country of infringing products by such infringing party equal to at least ten percent (10%) of Net Sales in such Agreement Year in such Country. If WARNER-LAMBERT fails to obtain a discontinuance of said infringement and/or elects not to bring suit against such third party infringer, WARNER-LAMBERT will give notice to PFIZER of its election not to bring suit within ten days of such election. PFIZER may, at its option, (i) obtain a discontinuance of the alleged infringement or (ii) bring suit against such third party within six months of the date of receipt by PFIZER of the aforesaid notice. Any suit by PFIZER will be either in the name of PFIZER or in the name of WARNER-LAMBERT, or jointly by WARNER-LAMBERT and PFIZER, as may be required by Law. For this purpose, WARNER-LAMBERT will execute such legal papers necessary for the prosecution of such suit as may be reasonably requested by PFIZER. If PFIZER does bring such a suit or action, it shall bear all costs and expenses associated therewith and will be entitled to keep any and all recoveries.

      (d) If any third party shall infringe any of the Patents and such infringement does not result in a Material Adverse Effect, WARNER-LAMBERT shall have sole discretion whether or not to bring suit to enjoin, prohibit, or retard such infringement. WARNER-LAMBERT shall be solely responsible for all out-of-pocket expenses incurred in connection with such infringement suits and shall have sole rights to any recoveries made thereunder. PFIZER shall, at WARNER-LAMBERT's request, cooperate in such suits or actions.

      SECTION 10.03. Trademark Infringement. (a) WARNER-LAMBERT and PFIZER shall each advise the other promptly upon its becoming aware of any infringement by a third party of the Trademark. WARNER-LAMBERT and its Affiliates shall have sole discretion to decide what if any action should be taken in relation to such infringement. PFIZER shall cooperate fully with, and as reasonably requested by, WARNER-LAMBERT, at WARNER-LAMBERT's expense, in any investigation or action taken by WARNER-LAMBERT or any of its Affiliates in respect of such infringement. Any sums obtained as a result of any such suit or proceeding, whether by judgment, award, decree or settlement, shall be the property of WARNER-LAMBERT or its Affiliate and PFIZER shall not under any circumstances be entitled to any share of the same. If WARNER-LAMBERT fails to obtain a discontinuance of said infringement and/or elects not to bring suit against such third party infringer, WARNER-LAMBERT will give notice to PFIZER of its election not to bring suit within ten days of such election. PFIZER may, at its option,
 (i) obtain a discontinuance of the alleged infringement or (ii) bring suit against such third party within six months of the date of receipt by PFIZER of the aforesaid notice. Any suit by PFIZER will be either in the name of PFIZER or in the name of WARNER-LAMBERT, or jointly by WARNER-LAMBERT and PFIZER, as may be required by Law. For this purpose, WARNER-LAMBERT will execute such legal papers necessary for the prosecution of such suit as may be reasonably requested by PFIZER. If PFIZER does bring such a suit or action, it shall bear all costs and expenses associated therewith and will be entitled to keep any and all recoveries.

      (b) In the event any trademark infringement action shall be brought in any Country against PFIZER or any of its Affiliates because of their use or sale of Products, PFIZER shall promptly notify WARNER-LAMBERT. WARNER- LAMBERT shall, at its sole expense, assume the defense of such action, and PFIZER shall be fully indemnified on account of such action subject to the terms of Section 9.01; provided, however, that such defense and indemnity shall be inapplicable to the extent it relates to a claim which arises from PFIZER's Packaging of the Product in violation of
 ARTICLE V hereof.

                      ARTICLE XI - TERM AND TERMINATION

      SECTION 11.01. Term. Unless otherwise mutually agreed to by the parties, this Agreement shall, with respect to each Country, expire on the last day of Agreement Year Ten.

      SECTION 11.02. Termination. (a) If either WARNER-LAMBERT or PFIZER materially breaches or defaults in the performance of any of the provisions of this Agreement with respect to any Country, and such material breach or default is not cured within sixty (60) days after the giving of notice by the other party specifying such breach or default, the other party shall have the right to terminate this Agreement forthwith with respect to that Country. For the purposes of this Section 11.02, a material breach or default in the performance of any of the provisions of this Agreement shall include a material inaccuracy in any representation, warranty or covenant contained herein.

      (b) To the extent permitted by Law, if either WARNER-LAMBERT or PFIZER shall become insolvent, or shall make or seek to make or arrange an assignment for the benefit of creditors, or if proceedings in voluntary or involuntary bankruptcy shall be initiated by, on behalf of or against such party (and, in the case of any such involuntary proceeding, not dismissed within ninety (90) days), or if a receiver or trustee of such party's property shall be appointed and not discharged within ninety (90) days, the other party shall have the right to terminate this Agreement forthwith.

      SECTION 11.03. PFIZER Right to Terminate. At any time, upon twelve
 (12) months' notice to WARNER-LAMBERT, PFIZER shall have the right on a Country-by-Country basis, at PFIZER's sole discretion, to terminate this Agreement and upon such termination, subject to Section 11.04, PFIZER shall have no further rights to any payments or compensation from WARNER-LAMBERT. In addition, in the event that PFIZER ceases permanently the sale of any Product in any Country in accordance with Section 3.01(c) this Agreement shall automatically terminate with respect to such Country.

      SECTION 11.04. WARNER-LAMBERT Right to Terminate. WARNER-LAMBERT shall have the right to terminate this Agreement with respect to certain Products in accordance with Sections 3.01(b) and 3.01(e). In addition, in the event that WARNER-LAMBERT ceases permanently the sale of Bulk to PFIZER pursuant to Section 3.01(d) this Agreement shall automatically terminate with respect to such Country.

      SECTION 11.05. No Prejudice to Rights. Termination of this Agreement shall be without prejudice to:

      (a) The rights of the parties to any payments due under Article IV to the date of termination; and

      (b) Any remedies which either party may then have hereunder or at law; and

      (c) Either party's right to obtain performance of any obligations provided for in this Agreement which survive termination by their express terms.

                        ARTICLE XII - MISCELLANEOUS

      SECTION 12.01. Non-Compete. During the Term of this Agreement and for two (2) years thereafter, neither PFIZER nor WARNER-LAMBERT (nor their respective Affiliates or licensees (other than AchE LaboratOrios
 FarmacEuticos S/A and the companies of the Menarini group)) shall, directly or indirectly, market, sell, detail, promote or distribute any Competing Products in any part of the Territory.

      SECTION 12.02. Manner of Payments. All sums due to either party shall be payable in local currency or such other currency as shall be agreed between the parties by bank wire transfer in immediately available funds to such bank account(s) as each of PFIZER and WARNER-LAMBERT shall designate. PFIZER shall notify WARNER-LAMBERT's Assistant Treasurer, International by facsimile transmission (at 201-540-7761 or such other number as may be communicated to PFIZER by WARNER-LAMBERT) as to the date and amount of any such wire transfer to WARNER-LAMBERT one business day prior to such transfer. WARNER-LAMBERT shall notify PFIZER's Treasurer by facsimile transmission (at 212-573-1133 or such other number as may be communicated to WARNER-LAMBERT by PFIZER) as to the date and amount of any such wire transfer to PFIZER one business day prior to such transfer.

      SECTION 12.03. Interest on Late Payments. If either WARNER-LAMBERT or PFIZER shall fail to make a timely payment pursuant to this Agreement, interest shall accrue on the past due amount at a rate equal to the rate of interest for 30 day high-grade commercial paper issued by major corporations effective for the first date on which the payment was delinquent, calculated on an actual/360 basis, as quoted in The Wall Street Journal.

      SECTION 12.04. Relationship of the Parties. Each party shall bear its own costs incurred in the performance of its obligations hereunder without charge or expense to the other except as expressly provided in this Agreement. Neither party shall have any responsibility for the hiring, termination or compensation of the other party's employees or for any employee benefits of such employee. No employee or representative of a party shall have any authority to bind or obligate the other party to this Agreement for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other party without said party's approval. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, PFIZER's legal relationship under this Agreement to WARNER-LAMBERT shall be that of independent contractor. Nothing in this Agreement shall be construed to establish a relationship of co-partners or joint venturers between the parties.

      SECTION 12.05. No Solicitation. The parties agree that during the Term of this Agreement neither party to this Agreement shall solicit any employee of the other party, with whom it has come in contact or interacted for the purposes of the performance of this Agreement, to leave the employment of the other party and accept employment with the first party.

      SECTION 12.06. Force Majeure. The occurrence of an event which materially interferes with the ability of a party to perform its obligations or duties hereunder which is not within the reasonable control of the party affected, not due to malfeasance, and which could not with the exercise of due diligence have been avoided ("Force Majeure"), including, but not limited to, fire, accident, labor difficulty, strike, riot, civil commotion, act of God, delay or errors by shipping companies or change in Law, shall not excuse such party from the performance of its obligations or duties under this Agreement, but shall merely suspend such performance during the continuation of Force Majeure. The party prevented from performing its obligations or duties because of Force Majeure shall promptly notify the other party hereto (the "Other Party") of the occurrence and particulars of such Force Majeure and shall provide the Other Party, from time to time, with its best estimate of the duration of such Force Majeure and with notice of the termination thereof. The party so affected shall use reasonable efforts to avoid or remove such causes of nonperformance. Upon termination of Force Majeure, the performance of any suspended obligation or duty shall promptly recommence. Neither party shall be liable to the Other Party for any direct, indirect, consequential, incidental, special, punitive, exemplary or other damages arising out of or relating to the suspension or termination of any of its obligations or duties under this Agreement by reason of the occurrence of Force Majeure.

      SECTION 12.07. Confidentiality; Public Announcements.

      (a) Each party shall keep the terms of this Agreement confidential and shall not disclose the same to any third party other than (i) by agreement of the parties hereto, or (ii) as required by Law or stock exchange regulation or an order of a competent court; provided that prior to disclosure pursuant to (ii) above, the disclosing party shall notify the nondisclosing party sufficiently prior to making such disclosure so as to allow the nondisclosing party adequate time to take whatever action it may deem to be appropriate to protect the confidentiality of the information.

      (b) Neither party shall make any press release or other public announcement or other disclosure to third parties relating to this Agreement without the prior consent of the other party, which consent shall not be unreasonably withheld, except where required by applicable Law; provided that prior to disclosure, the disclosing party shall notify the nondisclosing party sufficiently prior to making such disclosure so as to allow the nondisclosing party adequate time to take whatever action it may deem to be appropriate to protect the confidentiality of the information.

      SECTION 12.08. Choice of Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the law of the State of New York other than those provisions governing conflicts of law. Each party hereby irrevocably and unconditionally submits for itself and its property in any legal action or proceeding relating to or arising out of this Agreement, or any of the transactions contemplated hereby, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof, and agrees that any such action or proceeding may be brought in such courts.

      SECTION 12.09. Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party; provided that each party shall have the right to assign its rights and obligations under this Agreement to (a) any third party successor to all or substantially all of (i) its entire business or (ii) its pharmaceutical business or (b) in whole or in part to its Affiliate or Affiliates who shall be substituted directly in whole or in part for it hereunder; provided, however, that the assignor shall be responsible for the performance of its Affiliate assignee(s) hereunder. It is further understood and agreed that each party may assign, or otherwise cause to be performed, its obligations under this Agreement to or by, as the case may be, one or more of its Affiliates to the extent necessary or appropriate in order to ensure that such obligations are fulfilled in accordance with the terms and intent of this Agreement. This Agreement shall be binding upon, and subject to the terms of the foregoing sentence, inure to the benefit of the parties hereto, their successors, legal representatives and assigns.

      SECTION 12.10. Notices. All demands, notices, consents, approvals, reports, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or by mail (first class, postage prepaid) to the parties at the following addresses or facsimile numbers:

      WARNER-LAMBERT:

      Warner-Lambert Company
      201 Tabor Road
      Morris Plains, New Jersey 07950
      Attention: President, Pharmaceutical Sector
      Facsimile No. (201) 540-4009

      with a copy to: Vice President and General Counsel
      Facsimile No. (201) 540-3927

      PFIZER:

      Pfizer Inc.
      235 East 42nd Street
      New York, New York 10017-5755
      Attention: President, International Pharmaceuticals Group
      Facsimile No. (212) 573-1240

      with a copy to: Senior Vice President and General Counsel
      Facsimile No. (212) 808-8924

 or to such other address as the addressee shall have last furnished in writing in accord with this provision to the addressor.

      SECTION 12.11. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable present or future Law, and if the rights or obligations of either party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

      SECTION 12.12. Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

      SECTION 12.13. Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party or parties waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

      SECTION 12.14. Entire Agreement. This Agreement (including Exhibits A through C hereto), together with the International Collaboration Agreement and the Confidential Disclosure Agreement, dated March 4, 1996 (the "Confidential Disclosure Agreement"), each between WARNER-LAMBERT and PFIZER, constitutes the entire agreement between the parties hereto with respect to the within subject matter and supersedes all previous agreements, whether written or oral. It is agreed that (i) Article VIII of this Agreement shall govern the protection of Confidential Information disclosed prior to or pursuant to this Agreement and (ii) the matters referred to in Paragraph 8 and Attachment A of the Confidential Disclosure Agreement shall remain in full force and effect pursuant to the terms thereof. This Agreement may be altered, amended or changed only by a writing making specific reference to this Agreement and signed by duly authorized representatives of WARNER-LAMBERT and PFIZER.

      SECTION 12.15. No License. Nothing in this Agreement shall be deemed to constitute the grant of any license or other right in either party to or in respect of any product, patent, trademark, Confidential Information, trade secret or other data or any other intellectual property of the other party except as expressly set forth herein.

      SECTION 12.16. Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including, without limitation, any creditor of either party hereto. No such third party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party thereto.

      SECTION 12.17. Independent Agreements. WARNER-LAMBERT and PFIZER have, as of the date hereof, entered into an Option Agreement (the "Option Agreement") under which PFIZER grants to WARNER-LAMBERT an option to negotiate and possibly to acquire in the future certain co-promotion and other rights to a PFIZER compound. The Option Agreement contemplates that the parties will in the future negotiate and, if such negotiations are successful, enter into additional agreements regarding such PFIZER compound. It is recognized that the parties may fail to reach any future agreement or agreements contemplated under the Option Agreement, or the Option Agreement may terminate, or disputes may arise under the Option Agreement or in connection with any transactions contemplated thereunder, or WARNER-LAMBERT may not acquire or be granted any rights to any PFIZER compound under the Option Agreement. WARNER-LAMBERT acknowledges that, under any of the foregoing circumstances, it shall have no claim whatsoever against PFIZER under this Agreement, which shall remain in full force and effect according to its terms.

      SECTION 12.18. Counterparts. This Agreement may be executed in any two or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.


   IN WITNESS WHEREOF, WARNER-LAMBERT and PFIZER, by their duly authorized Officers, have executed this Agreement as of the date first written above.


 WARNER-LAMBERT COMPANY                   PFIZER INC.


 By:  /s/ Lodewijk J.R. de Vink           By: /s/ R. Neimeth
    -----------------------------            ----------------------------
 Name:  Lodewijk J.R. de Vink             Name:  Robert Neimeth
 Title: President and Chief               Title: Executive Vice President
        Operating Officer